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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on form S-4 of ChipPAC International Company Limited, ChipPAC, Inc., ChipPAC Liquidity Management Hungary Limited Liability Company, ChipPAC Luxembourg S.a.R.L., ChipPAC Korea Company Limited, ChipPAC Limited, ChipPAC (Barbados) Ltd. of our report dated May 17, 1999 relating to the combined financial statements of ChipPAC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
November 23, 1999